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                                                           EXHIBIT 23.01


CONSENT


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated January 24, 1996, included in Oklahoma Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 1995, of our report dated May 10, 1996, included in the Form 11-K Annual Report of the Oklahoma Gas and Electric Company Employee's Retirement Savings Plan for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.






                                        /s/ ARTHUR ANDERSEN LLP
                                        -----------------------
                                            ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
December 30, 1996